FY2006 Revenues +30% to $45.3 Million... Further 2006 Details on Zanett Management Earnings Call on March 23nd... 10K to be filed with SEC by March 30th;

Thursday, March 15th, 8:00 am

NEW YORK--(BUSINESS WIRE) - March 15th, 2007- Zanett, Inc. (NASDAQ: ZANE -
News) announced that its revenue for all of fiscal year 2006 totaled $45.3 million, a 30% increase over the revenue for fiscal year 2005 of $34.9 million.

Furthermore, the Company is planning to release fiscal year 2006 financial results and a business update at 8:30 am Eastern Time on Friday, March 23rd 2007. The company will host an earnings conference call the same morning at 11:00 am Eastern Time in order to allow investors greater visibility into the Company's business. During the conference call, Company management will review the status of operations, financing and other items. A question-and-answer session will follow. Participation details are provided below.

CONFERENCE CALL DETAILS:
-------------------------
        Subject:       Zanett, Inc - FY2006 Results and Status Update

        Date & time:    Friday, March 23rd at 11:00 am EST

        Dial-in number: (866) 564-7444


ABOUT ZANETT (www.zanett.com)

Zanett is an information technology ("IT") company that provides customized, mission-critical IT solutions to Fortune 500 corporations, mid-market companies, and classified government agencies involved in Homeland Defense and Homeland Security. The Company operates in two segments: Government Solutions and Commercial Solutions.

The Government Solutions segment specializes in providing advanced software and satellite engineering services with domain area expertise in the realm of classified geospatial data exploitation and representation as well as IT infrastructure related to Homeland Defense and Homeland Security.

The Commercial Solutions segment provides Management Consulting services and delivers custom business solutions that integrate and implement Oracle's full suite of product offerings - Oracle, JD Edwards, PeopleSoft, Seibel, together with associated Oracle Fusion technologies. A wide range of delivery expertise is provided to clients, including Managed Services, Business Intelligence, Web and Portal Development, and Middleware Technologies.
Zanett also provides full infrastructure and application hosting, utilizing both local resources and international resources, remote and onsite DBA support, all on a 24x7 basis.

Zanett currently employees over 210 people nationwide and is headquartered in New York City, with offices in Atlanta, Boston, Cincinnati, Detroit, Indianapolis, Jacksonville, New York City, Philippines, and Denver. Founded in 2000, Zanett is listed on the NASDAQ Capital Market under the symbol ZANE.

DISCLAIMER AND FORWARD-LOOKING STATEMENTS

(PLEASE READ THE FOLLOWING 3 PARAGRAPHS CAREFULLY)

Certain statements in this news release regarding projected results of operations or, projected results of financial plans or future strategies and initiatives, including, but not limited to, projections of revenue, projections of profitability, any and all future expectation, and plans for future activities may and should be regarded as "forward-looking statements" within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Zanett currently is considering, but in reality may or may not in the future implement any or all of the items and issues listed in any planned budget or strategic initiative, due to, among other things, known and unknown risks, uncertainties and other factors.

Circumstances do change, and if and when the landscape changes, Zanett shall endeavor to remain as flexible as possible, and adjust its strategy accordingly. Zanett, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, change in strategy, or otherwise. The abovementioned listing of risks and uncertainties is not inclusive. For a more detailed discussion of some, but not all, of the risks and uncertainties that may affect Zanett, Inc., see Zanett, Inc.'s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarters ended September 30, 2006, June 30, 2006, and March 31, 2006.

Neither Zanett, Inc. nor Zanett Oracle Solutions is a part of, a division of, nor a subsidiary of, nor in any other manner connected with, Oracle Corporation, and no implication is made what-so-ever to suggest as such.

Contact:
BPC Financial Marketing
John Baldissera
800-368-1217
Source: Zanett, Inc.